Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3, of our report dated March 13, 2020, relating to the financial statements of Vivint Smart Home, Inc. (f/k/a Mosaic Acquisition Corp.) appearing in the entity’s Annual Report on Form 10-K for the years ended December 31, 2019 and 2018. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
February 2, 2021